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                                         EXHIBIT 11
                              PACIFIC GAS AND ELECTRIC COMPANY
                          COMPUTATION OF EARNINGS PER COMMON SHARE

- --------------------------------------------------------------------------------------------
                                                                      Year ended December 31,
                                                          ----------------------------------
(in thousands, except per share amounts)                        1993        1992        1991
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
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                                $1,065,495  $1,170,581  $1,026,392
Less preferred dividends                                      63,812      78,887      89,595
                                                          ----------  ----------  ----------
  Net income for calculating EPS for
    Statement of Consolidated Income                      $1,001,683  $1,091,694  $  936,797
                                                          ==========  ==========  ==========
Average common shares outstanding                            430,625     422,714     417,965
                                                          ==========  ==========  ==========
EPS as shown in the Statement of
    Consolidated Income                                   $     2.33  $     2.58  $     2.24
                                                          ==========  ==========  ==========

PRIMARY EPS (1)

Net income                                                $1,065,495  $1,170,581  $1,026,392
Less preferred dividends                                      63,812      78,887      89,595
                                                          ----------  ----------  ----------
  Net income for calculating primary EPS                  $1,001,683  $1,091,694  $  936,797
                                                          ==========  ==========  ==========
Average common shares outstanding                            430,625     422,714     417,965
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)                      1,619         707         571
                                                          ----------  ----------  ----------
Average common shares outstanding as
  adjusted                                                   432,244     423,421     418,536
                                                          ==========  ==========  ==========
Primary EPS                                               $     2.32  $     2.58  $     2.24
                                                          ==========  ==========  ==========

FULLY DILUTED EPS (1)

Net income                                                $1,065,495  $1,170,581  $1,026,392
Less preferred dividends                                      63,812      78,887      89,595
                                                          ----------  ----------  ----------
  Net income for calculating fully diluted EPS            $1,001,683  $1,091,694  $  936,797
                                                          ==========  ==========  ==========
Average common shares outstanding                            430,625     422,714     417,965
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                         1,895       1,134         730
                                                          ----------  ----------  ----------
Average common shares outstanding as
  adjusted                                                   432,520     423,848     418,695
                                                          ==========  ==========  ==========
Fully diluted EPS                                         $     2.32    $   2.58  $     2.24
                                                          ==========  ==========  ==========
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(1)  This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.